                                                                    EXHIBIT 99.2

                            JOINT FILER INFORMATION

               Item                                        Information

Name:                                DB Municipal Holdings LLC
Address:                             1 Columbus Circle

                                     New York, NY 10019

Date of Event Requiring              June 9, 2022
Statement (Month/Day/Year):

Issuer Name and Ticker or            Nuveen Municipal High Income Opportunity
Trading Symbol:                      Fund [NMZ]

Relationship of Reporting            10% Owner
Person(s) to Issuer:

If Amendment, Date Original          Not Applicable
Filed (Month/Day/Year):

Individual or Joint/Group Filing:    Form filed by More than One Reporting
                                     Person

Signature:                           DB MUNICIPAL HOLDINGS LLC

                                     By: /s/ Svetlana Segal
                                         ----------------------------
                                     Name:   Svetlana Segal
                                     Title: Managing Director

                                     By: /s/ John Werba
                                         ----------------------------
                                     Name:   John Werba
                                     Title: Director